CROWN PARTNERS, INC.

           Announces New CEO and CFO and Appointment of Two Directors

Valencia, CA September 13, 2006 (OTC BB CRWP) -- Crown Partners, Inc. announced that it has appointed Claudia Zaman, its corporate counsel, as its CEO and CFO, replacing Charles Smith who resigned. Additionally, the Company has increased the size of its Board from three to four and appointed Ms. Zaman as a director, replacing Mr. Smith who resigned, along with Dr. Shahram Khial. Dr. Khial has also been appointed Vice President of Business Development for the Company.

Ms. Zaman is an attorney in private practice and has represented the Company since its inception. Dr. Khial is currently Vice President of Market Development for Southern California Reference Laboratory, Inc. in Tustin, California.

Source:

Crown Partners, Inc.
Claudia Zaman, CEO


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This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve significant risks and uncertainties. Actual results may vary materially from those in the forward-looking statements as a result of the effectiveness of management's strategies and decisions, general economic and business conditions, new or modified statutory or regulatory requirements and changing price and market conditions. No assurance can be given that these are all the factors that could cause actual results to vary materially from the forward-looking statements.